UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 ______________________

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 24, 2009

COGENCO INTERNATIONAL INC. (Name of registrant as specified in its charter)

Colorado	2-87052-D	84-0194754
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

6400 South Fiddler’s Green Circle, Suite 1840
Greenwood Village, CO
Address of principal executive offices

303-758-1357
Telephone number, including
Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by checkmark whether registrant is a shell company as defined in Rule 12b-2 of the Exchange Act: Yes XX No ___

Item 3.02 – Unregistered Sale of Equity Securities

     As previously reported in a Current Report on Form 8-K, on April 28, 2009 Cogenco International Inc. (“Cogenco”) entered into a subscription agreement with a single European investor for the sale of 520,000 shares of Company common stock. Further, as reported in a Current Report on Form 8-K dated June 15, 2009, we subsequently amended that agreement to provide that the investor will purchase 540,000 shares of common stock and to require at least US$250,000 of the total purchase price to be paid by June 30, 2009, and the balance of the $2,700,000 investment by July 31, 2009. On June 24, 2009, the investor paid €250,000 (approximately US$346,000) pursuant to the terms of the agreement and in accordance with Cogenco’s instructions. The following sets forth the information required by Item 701 of SEC Regulation S-K:

(a)    The €250,000 (approximately US$346,000) investment was made on June 24, 2009. We are obligated to issue approximately 69,200 shares of our common stock in consideration for this investment at the rate of $5.00 per share.

(b)    There was no placement agent or underwriter for the transaction. We will pay a finder’s fee of 5% of the total amount raised to Capital Management AG, a Zurich, Switzerland based entity affiliated with Genesis Capital Management, Ltd (“GCM Ltd."). GCM Ltd. directly and indirectly holds approximately 85% of our outstanding stock.

(c)    The total amount invested was $€250,000 (approximately US$346,000), although the investor has committed to invest a total of US$2,700,000 (including the amount invested). No underwriting discounts or commissions were paid. We paid a finder’s fee as described above.

(d)    We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction, as well as Regulation D and Regulation S. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the accredited investor with disclosure of all aspects of our business, including providing the accredited investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the accredited investor obtained all information regarding Cogenco it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)    The common stock issued is not exercisable, exchangeable, or convertible. We have no registration obligation relating to the shares of common stock.

(f)    We loaned all of the proceeds of the initial €250,000 (approximately US$346,000) investment to loan funds to GCM Ltd for use in connection with the operations of certain of its related entities that are in the process of planning, financing and building a plant to manufacture high-tech solar panels using thin film technology. We did not retain any funds for working capital or other purposes, or to pay the finder’s fee. We plan to retain a portion of the funds for working capital and to pay the finder’s fee from the subsequent investment that we expect the investor to make.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 29th day of June 2009.

Cogenco International, Inc.

By: /s/ David W. Brenman
David W. Brenman
President